February 2025

Pricing Supplement No. 6,690
Registration Statement No. 333-275587; 333-275587-01
Dated February 21, 2025
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Fixed Income Buffered Securities due March 25, 2026

Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying prospectus supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of any principal. The securities will pay a fixed monthly coupon (including at maturity) at the rate specified below. At maturity, if the final level of each of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF, which we refer to as the underlyings, is greater than or equal to 80% of its respective initial level, meaning that neither of the underlyings has declined by an amount greater than the buffer amount of 20%, investors will receive the stated principal amount of the securities. However, if the final level of either of the underlyings is less than 80% of its initial level, meaning that either of the underlyings has declined by an amount greater than the buffer amount of 20%, investors will lose 1.25% of the principal amount for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%. Under these circumstances, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of the securities and could be zero. There is no minimum payment at maturity on the securities. Accordingly, investors in the securities may lose their entire initial investment in the securities. Because payments on the securities are based on the worst performing of the underlyings, a decline beyond the buffer amount of either of the underlyings will result in a loss of your investment, even if the other underlying has appreciated or has not declined as much. Investors will not participate in any appreciation of the underlyings. These securities are for investors who are willing to risk their principal based on the performance of the worst performing underlying, and who are willing to forgo the opportunity to participate in any appreciation of the underlyings in exchange for the limited protection against loss and the opportunity to earn interest at a potentially above-market rate. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:	Nasdaq-100 Index® (the “NDX Index”) and iShares® MSCI EAFE ETF (the “EFA Shares”)
Aggregate principal amount:	$9,100,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	February 21, 2025
Original issue date:	February 26, 2025 (3 business days after the pricing date)
Determination date:	March 20, 2026, subject to adjustment for non-index business days, non-trading days and certain market disruption events
Maturity date:	March 25, 2026
Monthly coupon:	A fixed monthly coupon at an annual rate of 7.15% (corresponding to approximately $5.958 per month per security) is paid on each coupon payment date.
Coupon payment dates:

Monthly, on the 25th day of each month, beginning on March 25, 2025 and ending on the maturity date; provided that if any such day is not a business day, that monthly coupon payment will be made on the next succeeding business day and no adjustment will be made to any monthly coupon payment made on that succeeding business day.

Buffer amount:

20%. As a result of the buffer amount of 20%, the closing level at or above which each of the underlyings must close on the determination date so that you are not exposed to the negative performance of the worst performing underlying at maturity is:

With respect to the NDX Index: 17,654.448, which is 80% of its initial level

With respect to the EFA Shares: $65.64, which is 80% of its initial level

Downside factor:	1.25
Payment at maturity:

At maturity, in addition to the final monthly coupon payment, investors will receive a payment at maturity determined as follows:

If the final level of each of the underlyings is greater than or equal to 80% of its respective initial level, meaning that the final level of neither of the underlyings has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

the stated principal amount of $1,000 per security

If the final level of either of the underlyings is less than 80% of its respective initial level, meaning that the final level of either of the underlyings has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

$1,000 + [$1,000 x (underlying percent change of the worst performing underlying + 20%) x downside factor]

Under these circumstances, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of the securities and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$994.10 per security. See “Investment Overview” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$0	$1,000
Total	$9,100,000	$0	$9,100,000

(1) The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2) MS & Co., the agent, expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $1,000 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission in connection with the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(3) See “Use of proceeds and hedging” on page 29.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying prospectus supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2023 Index Supplement dated November 16, 2023  Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due March 25, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF
Principal at Risk Securities

Terms continued from previous page:
Initial level:

With respect to the NDX Index: 22,068.06, which is the index closing value for such underlying on February 20, 2025

With respect to the EFA Shares: $82.05, which is the closing price for such underlying on February 20, 2025

Final level:

With respect to the NDX Index, the index closing value of the NDX Index on the determination date

With respect to the EFA Shares, the closing price of one EFA Share on the determination date multiplied by the adjustment factor on such date

Adjustment factor:	With respect to the EFA Shares, 1.0, subject to adjustment in the event of certain events affecting such EFA Shares
Worst performing underlying:	The underlying with the larger percentage decrease from the respective initial level to the respective final level
Underlying percent change:	With respect to each underlying, (final level – initial level) / initial level
CUSIP / ISIN:	61778CML6 / US61778CML62
Listing:	The securities will not be listed on any securities exchange.

February 2025  Page 2

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due March 25, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF
Principal at Risk Securities

Investment Overview

Fixed Income Buffered Securities

Principal at Risk Securities

Fixed Income Buffered Securities due March 25, 2026 Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF (the “securities”) do not guarantee the repayment of any principal. The securities will pay a fixed monthly coupon (including at maturity) at the rate specified below. At maturity, if the final level of each of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF, which we refer to as the underlyings, is greater than or equal to 80% of its respective initial level, meaning that neither of the underlyings has declined by an amount greater than the buffer amount of 20%, investors will receive the stated principal amount of the securities. However, if the final level of either of the underlyings is less than 80% of its respective initial level, meaning that either of the underlyings has declined by an amount greater than the buffer amount of 20%, investors will lose 1.25% of the principal amount for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%. Under these circumstances, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of the securities and could be zero. Investors will not participate in any appreciation of either underlying. There is no minimum payment at maturity on the securities. Accordingly, investors in the securities may lose their entire initial investment in the securities.

Maturity:	Approximately 13 months
Monthly coupon:	A fixed monthly coupon at an annual rate of 7.15% (corresponding to approximately $5.958 per month per security) is paid on each coupon payment date.
Payment at maturity:

At maturity, in addition to the final monthly coupon, investors will receive a payment at maturity determined as follows:

If the final level of each of the underlyings is greater than or equal to 80% of its respective initial level, meaning that the final level of neither of the underlyings has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

the stated principal amount of $1,000 per security

If the final level of either of the underlyings is less than 80% of its respective initial level, meaning that the final level of either of the underlyings has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

$1,000 + [$1,000 x (underlying percent change of the worst performing underlying + 20%) x downside factor]

Under these circumstances, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of the securities and could be zero.

February 2025  Page 3

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due March 25, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF
Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $994.10.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the monthly coupon rate, the buffer amount and the downside factor, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

February 2025  Page 4

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due March 25, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF
Principal at Risk Securities

Key Investment Rationale

The securities do not guarantee the repayment of principal and will pay a fixed monthly coupon (including at maturity) at the rate specified herein. These securities are for investors who are willing to risk their principal based on the performance of the worst performing underlying, and who are willing to forgo the opportunity to participate in any appreciation of the underlyings in exchange for the opportunity to earn interest at a potentially above-market rate. The following scenarios are for illustrative purposes only to demonstrate how the payment at maturity is calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the payment at maturity may be less, and possibly significantly less, than the stated principal amount and could be zero.

Monthly coupon:	The securities will pay a fixed monthly coupon at an annual rate of 7.15% (corresponding to approximately $5.958 per month per security) on each coupon payment date.
Scenario 1: Investors receive principal back at maturity.

At maturity, each of the underlyings closes at or above 80% of its initial level, and investors receive, in addition to the final monthly coupon payment, the stated principal amount. Investors will not participate in any appreciation of the underlyings, and the return on the securities will be limited to the monthly coupons that are paid on the securities.

Scenario 2: Investors suffer a loss of principal at maturity.

At maturity, one or both of the underlyings have decreased by more than the buffer amount of 20% from the respective initial level(s). In this scenario, investors will receive the final monthly coupon payment, but will lose 1.25% of principal for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%. The payment at maturity will be less, and possibly significantly less, than the stated principal amount and could be zero.

February 2025  Page 5

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due March 25, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity, if any. The following examples are for illustrative purposes only. You will receive a fixed monthly coupon (including at maturity) at a rate of 7.15% per annum regardless of the performance of the underlyings. The amount you will receive at maturity will be determined by reference to the final level of each of the underlyings on the determination date. The actual initial level for each of the underlyings is set forth on the cover of this document. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Monthly Coupon:	A fixed monthly coupon at an annual rate of 7.15% (corresponding to approximately $5.958 per month per security) is paid on the coupon payment dates.*
Payment at Maturity:

If the final level of each of the underlyings is greater than or equal to 80% of its respective initial level, meaning that the final level of neither of the underlyings has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

the stated principal amount of $1,000 per security

If the final level of either of the underlyings is less than 80% of its respective initial level, meaning that the final level of either of the underlyings has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

$1,000 + [$1,000 x (underlying percent change of the worst performing underlying + 20%) x downside factor]

Stated Principal Amount:	$1,000
Hypothetical Initial Level:	With respect to the NDX Index: 18,000 With respect to the EFA Shares: $70
Buffer Amount:	With respect to each of the underlyings, 20%
Downside Factor:	1.25

* The actual monthly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis.

February 2025  Page 6

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due March 25, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF
Principal at Risk Securities

How to calculate the payment at maturity:

	Final Level		Underlying Percent Change		Payment at Maturity (in addition to the final monthly coupon payment)
	NDX Index	EFA Shares	NDX Index	EFA Shares
Example 1:	18,600 (at or above 80% of the initial level)	$95 (at or above 80% of the initial level)	N/A	N/A	$1,000 (the stated principal amount)
Example 2:	12,600 (below 80% of the initial level)	$58.50 (at or above 80% of the initial level)	(12,600 – 18,000) / 18,000 = -30%	N/A

$875.00, calculated as follows:

$1,000 + [$1,000 x (underlying percent change of the worst performing underlying + 20%) x downside factor]
= $1,000 + [$1,000 x (-30% + 20%) x 1.25]
= $1,000 + ($1,000 x -10.00% x 1.25) = $875.00

Example 3:	15,000 (at or above 80% of the initial level)	$42 (below 80% of the initial level)	N/A	($42 – $70) / $70 = -40%	$750.00, calculated as follows: = $1,000 + [$1,000 x (-40% + 20%) x 1.25] = $1,000 + ($1,000 x -20.00% x 1.25) = $750.00
Example 4:	7,200 (below 80% of the initial level)	$14 (below 80% of the initial level)	(7,200 – 18,000) / 18,000 = -60%	($14 – $70) / $70 = -80%	$250.00, calculated as follows: = $1,000 + [$1,000 x (-80% + 20%) x 1.25] = $1,000 + ($1,000 x -60.00% x 1.25) = $250.00
Example 5:	6,300 (below 80% of the initial level)	$52.50 (below 80% of the initial level)	(6,300 – 18,000) / 18,000 = -65%	($52.50 – $70) / $70 = -25%	$437.50, calculated as follows: = $1,000 + [$1,000 x (-65% + 20%) x 1.25] = $1,000 + ($1,000 x -45.00% x 1.25) = $437.50

In example 1, the final levels of both the NDX Index and the EFA Shares are at or above 80% of their respective initial levels. Therefore, investors receive at maturity the stated principal amount of the securities and the final monthly coupon. However, investors do not participate in the appreciation of either underlying.

In examples 2 and 3, the final level of one of the underlyings is at or above 80% of its respective initial level but the final level of the other underlying is below 80% of its respective initial level. Therefore, at maturity, investors receive the final monthly coupon, but will lose 1.25% of principal for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%.

Similarly, in examples 4 and 5, the final level of each of the underlyings is below 80% of its respective initial level. Therefore, at maturity, investors receive the final monthly coupon, but will lose 1.25% of principal for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%.

In example 4, the NDX Index has declined 60% from its initial level to its final level, while the EFA Shares have declined 80% from the respective initial level to the respective final level. Therefore, investors receive the final monthly coupon and a payment at maturity calculated based on the underlying percent change of the EFA Shares, the worst performing underlying in this example. Investors will lose 1.25% of principal for every 1% decline in the final level of the EFA shares from the respective initial level beyond the buffer amount of 20%.

In example 5, the NDX Index has declined 65% from its initial level to its final level, while the EFA Shares have declined 25% from the respective initial level to the respective final level. Therefore, investors receive the final monthly coupon and a payment at maturity calculated based on the underlying percent change of the NDX Index, the worst performing underlying in this example. Investors will lose 1.25% of principal for every 1% decline in the final level of the NDX Index from its initial level beyond the buffer amount of 20%.

If the final level of EITHER of the underlyings has declined from its initial level by an amount greater than the buffer amount, your payment at maturity will be less, and possibly significantly less, than the stated principal amount and could be zero.

February 2025  Page 7

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due March 25, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF
Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the stated principal amount at maturity. Instead, if the final level of either of the underlyings is less than 80% of its respective initial level, meaning the final level of either of the underlyings has decreased by more than the buffer amount of 20% from its respective initial level, you will lose 1.25% of your principal for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%. Under this scenario, the value of the payment at maturity will be less, and could be significantly less, than the stated principal amount and could be zero.

￭Investors will not participate in any appreciation of either of the underlyings. Investors will not participate in any appreciation of either of the underlyings, and the return on the securities will be limited to the fixed monthly coupons paid during the term of the securities.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity or on any coupon payment date, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the levels of the underlyings on any day will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlyings and the stocks constituting the NDX Index and the EAFE Index,

odividend rates on the stocks constituting the NDX Index and the EAFE Index,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings or equity markets generally and which may affect the levels of the underlyings,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

February 2025  Page 8

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due March 25, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF
Principal at Risk Securities

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlyings that may or may not require an adjustment to the adjustment factor,

othe exchange rates of the U.S. dollar relative to the currencies in which the stocks constituting the EAFE Index trade, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if the level of either of the underlyings has closed near or below 80% of its respective initial level, the market value of the securities is expected to decrease substantially and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of either of the underlyings based on its historical performance. The final level of one or both of the underlyings may be less than 80% of the respective initial level(s), resulting in a loss of 1.25% of principal for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%. There can be no assurance that the final levels of both of the underlyings will be equal to or greater than 80% of their respective initial levels on the determination date so that you do not suffer a loss on your initial investment in the securities. See “Nasdaq-100 Index® Overview” and “iShares® MSCI EAFE ETF Overview” below.

￭Not equivalent to investing in the underlyings or the stocks composing the NDX Index or the EAFE Index. Investing in the securities is not equivalent to investing in the underlyings or the stocks that constitute the NDX Index or the EAFE Index. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute the NDX Index or the EAFE Index.

￭The amount payable on the securities is not linked to the levels of the underlyings at any time other than the determination date. The final level of the NDX Index will be based on the index closing value of the NDX Index on the determination date, subject to adjustment for non-index business days and certain market disruption events, and the final level of the EFA Shares will be based on the closing price of one EFA Share on the determination date, subject to adjustment for non-trading days and certain market disruption events. Even if both underlyings appreciate prior to the determination date but then drop by the determination date, the payment at maturity may be less, and may be significantly less, than it would have been had the payment at maturity been linked to the levels of the underlyings prior to such drop. Although the actual levels of the underlyings on the stated maturity date or at other times during the term of the securities may be higher than their respective final levels, the payment at maturity will be based solely on the index closing value of the NDX Index and the closing price of the EFA Shares on the determination date.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 13-month term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other

February 2025  Page 9

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due March 25, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF
Principal at Risk Securities

relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities (and to other instruments linked to the underlyings and the EAFE Index), including taking positions in the EFA Shares and the stocks constituting the NDX Index or the EAFE Index, and in futures and/or options contracts on the underlyings or the component stocks of the EAFE Index listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the determination date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings and the EAFE Index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to February 20, 2025 could have increased the initial level of either of the underlyings, and, therefore, could have increased the level at or above which such underlying must close on the determination date so that you do not suffer a loss on your investment at maturity (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of either of the underlyings on the determination date, and, accordingly, the payout to you at maturity, if any (depending also on the performance of the other underlying).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. has determined the initial levels, and will determine the final levels, the payment at maturity, if any, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factor. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor index, calculation of the index closing value of the NDX Index or the closing price of the EFA Shares, as applicable, in the event of a market disruption event, or discontinuance of the NDX Index or the EAFE Index or any adjustment to the adjustment factor. These potentially subjective determinations may affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Additional Terms of the Securities—Additional Terms—Calculation agent,” “—Closing price,” “—Closing value,” “—Market disruption event,” “—Postponement of the determination date,” “—Discontinuance of the EFA Shares and/or the EAFE Index; alteration of method of calculation,” “—Discontinuance of the NDX Index; Alteration of Method of Calculation,” “—

February 2025  Page 10

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due March 25, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF
Principal at Risk Securities

Alternate exchange calculation in case of an event of default” and “—Antidilution adjustments” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information―Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a unit consisting of (i) a Put Right (as defined below under “Additional Information―Tax considerations”) written by you to us that, if exercised, requires you to pay to us an amount equal to the Deposit (as defined below under “Additional Information―Tax considerations”), in exchange for a cash amount based on the performance of the worst performing underlying, and (ii) a Deposit with us of a fixed amount of cash to secure your obligation under the Put Right. Alternative U.S. federal income tax treatments of the securities are possible, and if the Internal Revenue Service (the “IRS”) were successful in asserting such an alternative tax treatment for the securities the timing and the character of income on the securities might differ significantly from the tax treatment described herein. For example, there is a substantial risk that the IRS could seek to treat the securities as debt instruments subject to Treasury regulations governing contingent payment debt instruments. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss (including whether the entire coupon on the securities should be required to be included currently as ordinary income) and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax.

Non-U.S. Holders should note that we currently do not intend to withhold on any payments made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with certification necessary to establish an exemption from withholding and to the discussion under “Additional Information―Tax considerations—FATCA”). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the securities to Non-U.S. Holders and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the IRS notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each of the underlyings. Your return on the securities is not linked to a basket consisting of both of the underlyings. Rather, it will be contingent upon the independent performance of each of the underlyings. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlyings. Poor performance by either of the underlyings over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. If the final level of either of the underlyings is less than 80% of its respective initial level, investors will lose 1.25% of principal for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%, even if the other underlying has appreciated or has not declined as much. Under this scenario, the value of any such payment will be less, and possibly significantly less, than the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each of the underlyings.

February 2025  Page 11

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due March 25, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF
Principal at Risk Securities

￭Because the securities are linked to the performance of the worst performing underlying, you are exposed to a greater risk of sustaining a loss on your investment than if the securities were linked to just one of the underlyings. The risk that you will suffer a loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one of the underlyings. With two underlyings, it is more likely that the final level of either of the underlyings will be less than 80% of its respective initial level than if the securities were linked to only one of the underlyings. Therefore, it is more likely that you will suffer a loss on your investment.

￭There are risks associated with investments in securities linked to the value of foreign equity securities. The price of the EFA Shares tracks the performance of the MSCI EAFE® Index (the “EAFE Index”), which measures the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

￭The securities are subject to currency exchange risk. Because the price of the EFA Shares tracks the performance of the MSCI EAFE® Index, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each security. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the EFA Shares, the price of the EFA Shares will be adversely affected and the payment at maturity on the securities may be reduced.

Of particular importance to potentially currency exchange risk are:

oexisting and expected rates of inflation;

oexisting and expected interest rate levels;

othe balance of payments; and

othe extent of governmental surpluses or deficits in the countries represented in the MSCI EAFE® Index and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the MSCI EAFE® Index and the United States and other countries important to international trade and finance.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the EFA Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the EFA Shares. However, the calculation agent will not make an adjustment for every event that could affect the EFA Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

￭Adjustments to the NDX Index could adversely affect the value of the security. The publisher of the NDX Index may add, delete or substitute the stocks constituting the NDX Index or make other methodological changes that could change the value of the NDX Index. The publisher of the NDX Index may discontinue or suspend calculation or publication of the NDX Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index

February 2025  Page 12

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due March 25, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF
Principal at Risk Securities

that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor index, the payment at maturity on the security will be an amount based on the closing prices at maturity of the securities composing the NDX Index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the NDX Index last in effect prior to discontinuance of the NDX Index.

￭Adjustments to the EFA Shares or the index tracked by the EFA Shares could adversely affect the value of the security. The investment adviser to iShares® MSCI EAFE ETF, BlackRock Fund Advisors (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the EAFE Index. Pursuant to its investment strategies or otherwise, the Investment Adviser may add, delete or substitute the stocks composing iShares® MSCI EAFE ETF. Any of these actions could adversely affect the price of the EFA Shares and, consequently, the value of the securities. MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the EAFE Index. MSCI may add, delete or substitute the stocks constituting the EAFE Index or make other methodological changes that could change the level of the the EAFE Index. MSCI may discontinue or suspend calculation or publication of the EAFE Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued EAFE Index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the EFA Shares and, consequently, the value of the securities.

￭The performance and market price of the EFA Shares, particularly during periods of market volatility, may not correlate with the performance of the EAFE Index, the performance of the component securities of the EAFE Index or the net asset value per share of the EFA Shares. The EFA Shares do not fully replicate the EAFE Index and may hold securities that are different than those included in the EAFE Index.  In addition, the performance of the EFA Shares will reflect additional transaction costs and fees that are not included in the calculation of the EAFE Index.  All of these factors may lead to a lack of correlation between the performance of EFA Shares and the EAFE Index.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the EFA Shares may impact the variance between the performances of EFA Shares and the EAFE Index.  Finally, because the shares of the EFA Shares are traded on  an exchange and are subject to market supply and investor demand, the market price of one share of the EFA Shares may differ from the net asset value per share of the EFA Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the EFA Shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the EFA Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the EFA Shares, and their ability to create and redeem shares of the EFA Shares may be disrupted. Under these circumstances, the market price of shares of the EFA Shares may vary substantially from the net asset value per share of the EFA Shares or the level of the EAFE Index.

For all of the foregoing reasons, the performance of the EFA Shares may not correlate with the performance of the EAFE Index, the performance of the component securities of the EAFE Index or the net asset value per share of the EFA Shares.  Any of these events could materially and adversely affect the price of the shares of the EFA Shares and, therefore, the value of the securities.  Additionally, if market volatility or these events were to occur on any of the determination date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the EFA Shares on the determination date, even if the EFA Shares’ shares are underperforming the EAFE Index or the component securities of the EAFE Index and/or trading below the net asset value per share of the EFA Shares.

February 2025  Page 13

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due March 25, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF
Principal at Risk Securities

Nasdaq-100 Index® Overview

The Nasdaq-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The Nasdaq Stock Market LLC (the “Nasdaq”). The Nasdaq-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the Nasdaq-100 Index® equals the aggregate value of the then-current Nasdaq-100 Index® share weights of each of the Nasdaq-100 Index® component securities, which are based on the total shares outstanding of each such Nasdaq-100 Index® component security, multiplied by each such security’s respective last sale price on the Nasdaq (which may be the official closing price published by the Nasdaq), and divided by a scaling factor, which becomes the basis for the reported Nasdaq-100 Index® value. For additional information about the Nasdaq-100 Index®, see the information set forth under “Nasdaq-100 Index®” in the accompanying index supplement.

Information as of market close on February 21, 2025:

Bloomberg Ticker Symbol:	NDX
Current Index Value:	21,614.08
52 Weeks Ago:	17,478.91
52 Week High (on 2/19/2025):	22,175.60
52 Week Low (on 4/19/2024):	17,037.65

The following table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the NDX Index for each quarter for the period from January 1, 2020 through February 21, 2025. The related graph sets forth the daily closing values of the NDX Index in the same period. The closing value of the NDX Index on February 21, 2025 was 21,614.08. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The NDX Index has at times experienced periods of high volatility, and you should not take the historical values of the NDX Index as an indication of its future performance. No assurance can be given as to the closing level of the NDX Index on the determination date.

Nasdaq-100 Index®	High	Low	Period End
2020
First Quarter	9,718.73	6,994.29	7,813.50
Second Quarter	10,209.82	7,486.29	10,156.85
Third Quarter	12,420.54	10,279.25	11,418.06
Fourth Quarter	12,888.28	11,052.95	12,888.28
2021
First Quarter	13,807.70	12,299.08	13,091.44
Second Quarter	14,572.75	13,001.63	14,554.80
Third Quarter	15,675.76	14,549.09	14,689.62
Fourth Quarter	16,573.34	14,472.12	16,320.08
2022
First Quarter	16,501.77	13,046.64	14,838.49
Second Quarter	15,159.58	11,127.57	11,503.72
Third Quarter	13,667.18	10,971.22	10,971.22
Fourth Quarter	12,041.89	10,679.34	10,939.76
2023
First Quarter	13,181.35	10,741.22	13,181.35
Second Quarter	15,185.48	12,725.11	15,179.21
Third Quarter	15,841.35	14,545.83	14,715.24
Fourth Quarter	16,906.80	14,109.57	16,825.93
2024
First Quarter	18,339.44	16,282.01	18,254.69
Second Quarter	19,908.86	17,037.65	19,682.87
Third Quarter	20,675.38	17,867.37	20,060.69
Fourth Quarter	22,096.66	19,773.30	21,012.17
2025
First Quarter (through February 21, 2025)	22,175.60	20,757.41	21,614.08

February 2025  Page 14

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due March 25, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF
Principal at Risk Securities

Nasdaq-100 Index® Daily Index Closing Values January 1, 2020 to February 21, 2025

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “Nasdaq-100 Index®” in the accompanying index supplement.

February 2025  Page 15

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due March 25, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF
Principal at Risk Securities

iShares® MSCI EAFE ETF Overview

The iShares® MSCI EAFE ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE® Index. The iShares® MSCI EAFE ETF is managed by iShares Trust (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI EAFE ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. We make no representation or warranty as to the accuracy or completeness of such information.

Information as of market close on February 21, 2025:

Ticker Symbol:	EFA UP
Current Share Price:	$81.54
52 Weeks Ago:	$76.44
52 Week High (on 9/26/2024):	$84.43
52 Week Low (on 1/13/2025):	$74.85

The following table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the EFA Shares for each quarter for the period from January 1, 2020 through February 21, 2025. The related graph sets forth the daily closing values of the EFA Shares in the same period. The closing price of the EFA Shares on February 21, 2025 was $81.54. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the EFA Shares should not be taken as an indication of future performance, and no assurance can be given as to the closing price of the EFA Shares on the determination date.

iShares® MSCI EAFE ETF (CUSIP 464287465)	High ($)	Low ($)	Period End ($)
2020
First Quarter	70.38	46.50	53.46
Second Quarter	64.65	50.90	60.87
Third Quarter	65.92	61.10	63.65
Fourth Quarter	73.52	61.39	72.96
2021
First Quarter	76.92	72.39	75.87
Second Quarter	81.95	76.86	78.88
Third Quarter	82.13	76.90	78.01
Fourth Quarter	81.83	76.40	78.68
2022
First Quarter	79.66	66.84	73.60
Second Quarter	74.59	61.48	62.49
Third Quarter	66.76	55.54	56.01
Fourth Quarter	67.79	55.71	65.64
2023
First Quarter	72.19	66.22	71.52
Second Quarter	73.90	70.67	72.50
Third Quarter	74.46	68.56	68.92
Fourth Quarter	75.47	65.84	75.35
2024
First Quarter	80.04	73.11	79.86
Second Quarter	82.16	76.09	78.33
Third Quarter	84.43	75.32	83.63
Fourth Quarter	83.01	75.10	75.61
2025
First Quarter (through February 21, 2025)	82.52	74.85	81.54

February 2025  Page 16

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due March 25, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF
Principal at Risk Securities

Shares of the iShares® MSCI EAFE ETF Daily Closing Prices January 1, 2020 to February 21, 2025

This document relates only to the securities referenced hereby and does not relate to the EFA Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the EFA Shares (and therefore the price of the EFA Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received at maturity with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the EFA Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the EFA Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the EFA Shares.

“iShares®” is a registered mark of BlackRock Fund Advisors or its affiliates (“BFA”). The securities are not sponsored, endorsed, sold, or promoted by BFA. BFA makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

MSCI EAFE® Index. The MSCI EAFE® Index is a stock index calculated, published and disseminated by MSCI Inc. (“MSCI”). The MSCI EAFE® Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the United States and Canada. As of January 2025, the MSCI EAFE® Index consists of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. For additional information about the MSCI EAFE® Index, see the information set forth under “MSCI Global Investable Market Indices—MSCI EAFE® Index” and “—MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

February 2025  Page 17

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due March 25, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF
Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this pricing supplement.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement, index supplement or prospectus, the terms described herein shall control.
Day count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
NDX Index publisher:	Nasdaq, Inc. or any successor thereof
Share underlying index:	The MSCI EAFE® Index (the “EAFE Index”)
Share underlying index publisher:	MSCI Inc. or any successor thereof
Denominations:	$1,000 per security and integral multiples thereof
Interest period:

The monthly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Senior security or subordinated security:	Senior
Specified currency:	U.S. dollars
Record date:	One business day prior to the related scheduled coupon payment date; provided that the monthly coupon payable at maturity will be payable to the person to whom the payment at maturity will be payable.
Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Index business day:

With respect to the NDX Index, index business day means a day, as determined by the calculation agent, on which trading is generally conducted on each relevant exchange for the NDX Index, other than a day on which trading on such relevant exchange is scheduled to close prior to the time of the posting of its regular final weekday closing price.

Trading day:

With respect to the EFA Shares, a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, The NASDAQ Stock Market LLC (the “NASDAQ”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Closing price:

Subject to the provisions set out under “Discontinuance of the EFA Shares and/or the EAFE Index; alteration of method of calculation” below, the closing price for one share of the EFA Shares (or one unit of any other security for which a closing price must be determined) on any trading day means:

(i)if the EFA Shares (or any such other security) are listed on a national securities exchange (other than the NASDAQ), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the EFA Shares (or any such other security) are listed,

(ii)if the EFA Shares (or any such other security) are securities of the NASDAQ, the official closing price of the EFA Shares published by the NASDAQ on such day, or

(iii)if the EFA Shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day for the EFA Shares.

If the EFA Shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official closing price published by such exchange, or by the NASDAQ, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of the EFA Shares (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the NASDAQ or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to the EFA Shares (or any such other security) or the last reported sale price or the official closing price published by the NASDAQ, as applicable, for the EFA Shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for the EFA Shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, such closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any

February 2025  Page 18

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due March 25, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF
Principal at Risk Securities

information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA. See “Discontinuance of the EFA Shares and/or the EAFE Index; alteration of method of calculation” below.

Market disruption event:

Market disruption event means, with respect to the NDX Index,

(i) the occurrence or existence of any of:

(a)  a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of the NDX Index (or the successor index) on the relevant exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange; or

(b)  a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the value of the NDX Index (or the successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

(c)  the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to the NDX Index (or the successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities based on the securities.

For the purpose of determining whether a market disruption event exists at any time with respect to the NDX Index, if trading in a security included in the NDX Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the NDX Index will be based on a comparison of (x) the portion of the value of the NDX Index attributable to that security relative to (y) the overall value of the NDX Index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred with respect to the NDX Index: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on the NDX Index by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds, or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to the NDX Index and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to the NDX Index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Market disruption event means, with respect to the EFA Shares,

(i) the occurrence or existence of any of:

(a)a suspension, absence or material limitation of trading of the EFA Shares on the primary market for the EFA Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the EFA Shares as a result of which the reported trading prices for the EFA Shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the EFA Shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; or

(b)a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the EAFE Index for the EFA Shares on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), in each case as determined by the calculation agent in its sole discretion; or

February 2025  Page 19

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due March 25, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF
Principal at Risk Securities

(c)the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the EAFE Index or the underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the the EAFE Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the EAFE Index will be based on a comparison of (x) the portion of the level of the EAFE Index attributable to that security relative to (y) the overall level of the EAFE Index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred with respect to the underlying shares: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the underlying shares or in the futures or options contract related to the EAFE Index or the EFA Shares will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the EAFE Index or the EFA Shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the EAFE Index or the EFA Shares and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the EAFE Index or the EFA Shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances. Regarding any permanent discontinuance of trading in the EFA Shares, see “Discontinuance of the EFA Shares and/or the EAFE Index; alteration of method of calculation” below.

Relevant exchange:

With respect to, the NDX Index or its successor index, the EAFE Index or its successor index, the primary exchange(s) or market(s) of trading for any security (or any combination thereof) then included such index and any futures or options contracts related to such index or to any security then included in such index.

Postponement of the determination date:

The determination date is subject to postponement due to non-index business days, non-trading days or certain market disruption events, as described in the following paragraph.

If a market disruption event with respect to either underlying occurs on any scheduled determination date, or if any such determination date is not an index business day with respect to the NDX Index or a trading day with respect to the EFA Shares, the index closing value or the closing price, as applicable, solely for such underlying for such date will be determined on the immediately succeeding index business day or trading day, as applicable, on which no market disruption event will have occurred with respect to such affected underlying; provided that the final level for either underlying will not be determined on a date later than the fifth scheduled index business day or trading day, as applicable, after the scheduled determination date and if such date is not an index business day or trading day, as applicable, or if there is a market disruption event on such date, the calculation agent will (i) if the affected underlying is the NDX Index, determine the index closing value of the NDX Index on such date in accordance with the formula for calculating the NDX Index last in effect prior to the commencement of the market disruption event (or prior to the non-index business day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-index business day) on such date of each security most recently constituting the NDX Index and (ii) if the affected underlying is the EFA Shares, determine the closing price of the EFA Shares on such fifth trading day based on the mean, as determined by the calculation agent, of the bid prices for the EFA Shares for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Postponement of coupon payment dates and maturity date:

If any scheduled coupon payment date is not a business day, that monthly coupon will be paid on the next succeeding business day; provided that the final monthly coupon will be paid on the maturity date; provided further that if, due to a market disruption event or otherwise, the determination date with respect to either of the underlyings is postponed so that it falls less than two business days prior to the maturity date, the maturity date will be postponed to the second business day following the determination date as postponed, by which date the closing price or index closing value, as applicable, of each of the underlyings has been determined.

February 2025  Page 20

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due March 25, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF
Principal at Risk Securities

In any of these cases, no adjustment will be made to the monthly coupon payment made on that postponed date.
Discontinuance of the NDX Index; alteration of method of calculation:

If the NDX Index publisher discontinues publication of the NDX Index and the NDX Index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to such discontinued NDX Index (such index being referred to herein as the “Successor Index”), then any subsequent index closing value for such affected NDX Index will be determined by reference to the published value of such successor index at the regular weekday close of trading on any index business day that such index closing value is to be determined, and to the extent the index closing value of the successor index differs from the index closing value of the NDX index at the time of such substitution, a proportionate adjustment will be made by the calculation agent to the relevant initial level.

Upon any selection by the calculation agent of the successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to the issuer and to the depositary, as holder of the securities, within three business days of such selection.

If the NDX Index publisher discontinues publication of the the NDX Index or the successor index prior to, and such discontinuance is continuing on, the determination date and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the index closing value for the NDX Index for the determination date. The index closing value of the NDX Index or the successor index will be computed by the calculation agent in accordance with the formula for and method of calculating such index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on the determination date of each security most recently constituting the such index without any rebalancing or substitution of such securities following such discontinuance.

If at any time, the method of calculating the NDX Index or the Successor Index, or the value thereof, is changed in a material respect, or if the NDX Index or the successor index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the value of such index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the index closing value for the NDX Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of a stock index comparable to the NDX Index or the successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the final level of the NDX Index with reference to the NDX Index or the successor index, as adjusted. Accordingly, if the method of calculating the NDX Index or the successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the calculation agent will adjust such index in order to arrive at a value of the NDX Index or the successor index as if it had not been modified (e.g., as if such split had not occurred).

Discontinuance of the EFA Shares and/or the EAFE Index; alteration of method of calculation:

If trading in the EFA Shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or iShares® MSCI EAFE ETF is liquidated or otherwise terminated (a “discontinuance or liquidation event”), the closing price of the EFA Shares on any trading day following the discontinuance or liquidation event will be determined by the calculation agent and will be deemed to equal the product of (i) the closing value of the EAFE Index for the EFA Shares (or any successor index, as described below) on such date (taking into account any material changes in the method of calculating the EAFE Index following such discontinuance or liquidation event) and (ii) a fraction, the numerator of which is the closing price of the EFA Shares and the denominator of which is the closing value of the EAFE Index (or any successor index, as described below), each determined as of the last day prior to the occurrence of the discontinuance or liquidation event on which a closing price was available.

If, subsequent to a discontinuance or liquidation event, the EAFE Index publisher discontinues publication of the EAFE Index and the EAFE Index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued the EAFE Index (such index being referred to herein as a “successor index”), then any subsequent closing price for the EFA Shares on any trading day following a discontinuance or liquidation event will be determined by reference to the published value of such successor index at the regular weekday close of trading on such trading day, and, to the extent the value of the successor index differs from the value of the EAFE Index at the time of such substitution, proportionate adjustments shall be made by the calculation agent for purposes of calculating payments on the securities.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If, subsequent to a discontinuance or liquidation event, the EAFE Index publisher discontinues publication of the EAFE Index prior to, and such discontinuance is continuing on, the determination date, and the

February 2025  Page 21

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due March 25, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF
Principal at Risk Securities

calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the closing price for the EFA Shares for such date. Such closing price will be computed by the calculation agent in accordance with the formula for and method of calculating such the EAFE Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the EAFE Index without any rebalancing or substitution of such securities following such discontinuance.

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the securities will have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

●the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

●the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

●no quotation of the kind referred to above is obtained, or

●every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the determination date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

●A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

●P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

February 2025  Page 22

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due March 25, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF
Principal at Risk Securities

Antidilution adjustments:

The adjustment factor with respect to the EFA Shares shall be adjusted as follows:

If the EFA Shares are subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor for the EFA Shares will be adjusted by the calculation agent to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one share of the EFA Shares.

No adjustment to the adjustment factor pursuant to the paragraph above will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect. Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to any adjustment factor or method of calculating an adjustment factor and of any related determinations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Trustee:	The Bank of New York Mellon, a New York banking corporation
Calculation agent:

The calculation agent for the securities will be MS & Co. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the monthly coupon and payment at maturity will be made by the calculation agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per stated principal amount, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of the securities will be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive on each coupon payment date and at maturity or whether a market disruption event has occurred. See “Antidilution adjustments,” “Market disruption event” “Discontinuance of the NDX Index; alteration of method of calculation” and “Discontinuance of the EFA Shares and/or the EAFE Index; alteration of method of calculation” below. MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the determination date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as monthly coupon with respect to the securities on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due with respect to the applicable coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

February 2025  Page 23

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due March 25, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF
Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Book entry security or certificated security:

Book entry. The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the depositary and will be registered in the name of a nominee of the depositary. The depositary’s nominee will be the only registered holder of the securities. Your beneficial interest in the securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary. In this pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the securities, for distribution to participants in accordance with the depositary’s procedures. For more information regarding the depositary and book entry notes, please read “The Depositary” in the accompanying prospectus supplement and “Forms of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.

Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of ownership and disposition of the securities. This discussion applies only to initial investors in the securities who:

•purchase the securities at their “issue price,” which will equal the first price at which a substantial amount of the securities is sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•certain financial institutions;

•insurance companies;

•dealers and certain traders in securities or commodities;

•investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•regulated investment companies;

•real estate investment trusts; or

•tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering

February 2025  Page 24

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due March 25, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF
Principal at Risk Securities

the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security, under current law, for U.S. federal income tax purposes, as a unit consisting of the following:

(i)  a put right (the “Put Right”) written by you to us that, if exercised, requires you to pay us an amount equal to the Deposit (as defined below) in exchange for a cash amount based on the performance of the worst performing underlying; and

(ii)  a deposit with us of a fixed amount of cash, equal to the issue price, to secure your obligation under the Put Right (the “Deposit”) that pays interest based on our cost of borrowing at the time of issuance (the “Yield on the Deposit”).

Based on the treatment set forth above, we have determined that the Yield on the Deposit is 4.3990% per annum, paid semi-annually, and that the remaining portion of the coupon payments on the securities is attributable to the premium on the Put Right (the “Put Premium”) as set forth below:

Underlying

Coupon Rate

Yield on the Deposit

Put Premium

EFA

NDX

7.15% p.a.

4.3990% p.a.

2.7510% p.a.

We will allocate 100% of the issue price of the securities to the Deposit and none to the Put Right. Our allocation of the issue price between the Put Right and the Deposit will be binding on you, unless you timely and explicitly disclose to the Internal Revenue Service (the “IRS”) that your allocation is different from ours. This allocation is not, however, binding on the IRS or a court.

No statutory, judicial or administrative authority directly addresses the treatment of the securities or instruments similar to the securities for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the securities. Significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain, and no assurance can be given that the IRS or a court will agree with the tax treatment described herein. In the opinion of our counsel, Davis Polk & Wardwell LLP, the treatment of the securities described above is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•a citizen or individual resident of the United States;

•a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities and allocation of the issue price as set forth above are respected, the following U.S. federal income tax consequences should result.

Coupon Payments on the Securities. Under the characterization described above under “—General,” only a portion of the coupon payments on the securities will be attributable to the Yield on the Deposit. The remainder of the coupon payments will represent payments attributable to the Put Premium. To the extent attributable to the Yield on the Deposit, coupon payments on the securities should generally be

February 2025  Page 25

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due March 25, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF
Principal at Risk Securities

taxable to a U.S. Holder as ordinary interest income at the time accrued or received, in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

The Put Premium will not be taxable to a U.S. Holder upon receipt but will be accounted for as described below.

Tax Basis. Based on our determination set forth above, the U.S. Holder’s initial tax basis in the Deposit will be 100% of the issue price. The determination of gain or loss with respect to the Put Right is described below.

Receipt of Stated Principal Amount in Cash upon Settlement of the Securities. If a U.S. Holder receives the stated principal amount of a security in cash (excluding cash attributable to coupon payments on the security, which would be taxed as described above under “—Coupon Payments on the Securities”), the Put Right will be deemed to have expired unexercised. In such case, the U.S. Holder will not recognize any gain upon the return of the Deposit, but will recognize the total amount of Put Premium received by the U.S. Holder over the term of the securities (including Put Premium received upon settlement) as short-term capital gain at such time.

Receipt of a Cash Amount Based on the Performance of the Worst Performing Underlying upon Maturity of the Securities. If a U.S. Holder receives an amount of cash (excluding cash attributable to coupon payments on the securities, which would be taxed as described above under “—Coupon Payments on the Securities”) that is less than the stated principal amount of the securities, the Put Right will be deemed to have been exercised and the U.S. Holder will be deemed to have applied the Deposit toward the cash settlement of the Put Right. In such case, the U.S. Holder will not recognize any gain or loss in respect of the Deposit, but will recognize short-term capital gain or loss in an amount equal to the difference between (i) the amount of cash received by the U.S. Holder at maturity (excluding cash attributable to coupon payments on the securities), plus the total Put Premium received by the U.S. Holder over the term of the securities (including the Put Premium received at maturity) and (ii) the Deposit.

Sale or Exchange of the Securities Prior to Settlement. Upon the sale or exchange of a security, a U.S. Holder will generally recognize long-term capital gain or loss with respect to the Deposit if the U.S. Holder has held the securities for more than one year at the time of such sale or exchange and short-term capital gain or loss otherwise. The U.S. Holder will also generally recognize short-term capital gain or loss with respect to the Put Right. For the purpose of determining such gain or loss, a U.S. Holder should apportion the amount realized on the sale or exchange of a security (excluding any amount attributable to accrued but unpaid Yield on the Deposit, which would be taxed as described under “—Coupon Payments on the Securities”) between the Deposit and the Put Right based on their respective values on the date of such sale or exchange. The amount of capital gain or loss on the Deposit will equal the amount realized that is attributable to the Deposit, less the U.S. Holder’s adjusted tax basis in the Deposit. The amount realized that is attributable to the Put Right, together with the total Put Premium received by the U.S. Holder over the term of the security, will be treated as short-term capital gain.

If the value of the Deposit on the date of such sale or exchange exceeds the total amount realized on the sale or exchange of the security, the U.S. Holder will be treated as having (i) sold or exchanged the Deposit for an amount equal to its value on that date and (ii) made a payment (the “Put Right Assumption Payment”) to the purchaser of the security equal to the amount of such excess, in exchange for the purchaser’s assumption of the U.S. Holder’s rights and obligations under the Put Right. In such a case, the U.S. Holder will recognize short-term capital gain or loss in respect of the Put Right in an amount equal to the total Put Premium received by the U.S. Holder over the term of the security, less the amount of the Put Right Assumption Payment deemed to be made by the U.S. Holder.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper characterization of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, there is a substantial risk that the IRS could seek to treat a security or the Deposit as a debt instrument subject to Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).

If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities or to the Deposit, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue interest income as original issue discount, subject to adjustments, at a “comparable yield” based on our cost of borrowing. Furthermore, if the securities or Deposit were treated as contingent payment debt instruments, any gain realized with respect to the securities or the Deposit would generally be treated as ordinary income. The risk that financial

February 2025  Page 26

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due March 25, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF
Principal at Risk Securities

instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Even if the Contingent Debt Regulations do not apply to the securities, other alternative U.S. federal income tax characterizations or treatments of the securities are also possible, which if applied could significantly affect the timing and character of the income or loss with respect to the securities. It is possible, for example, that a security could be treated as constituting an “open transaction” with the result that the coupon payments on the securities might not be accounted for separately as giving rise to income to U.S. Holders until the sale, exchange or settlement of the securities. Alternatively, the entire coupon on the securities could be required to be included in income by a U.S. Holder at the time received or accrued. Other alternative characterizations are also possible. Accordingly, prospective purchasers should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for U.S. Holders of the securities is the character and timing of income or loss realized with respect to these instruments (including whether the Put Premium might be required to be included currently as ordinary income). Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•an individual who is classified as a nonresident alien;

•a foreign corporation; or

•a foreign trust or estate.

The term “Non-U.S. Holder” does not include any of the following holders:

•a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•certain former citizens or residents of the United States; or

•a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

General

Assuming the treatment of the securities as set forth above is respected and subject to the discussions below regarding the potential application of Section 871(m) of the Code and FATCA, payments with respect to a security, and gain realized on the sale, exchange or other disposition of such security, should

February 2025  Page 27

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due March 25, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF
Principal at Risk Securities

not be subject to U.S. federal income or withholding tax under current law, provided that:

•the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a security (or a financial institution holding a security on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN (or other appropriate form), on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

Possible Alternative Tax Treatments of an Investment in the Securities

As described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Treatments of an Investment in the Securities,” the IRS may seek to apply a different characterization and tax treatment from the treatment described herein. While the U.S. federal income and withholding tax consequences to a Non-U.S. Holder of ownership and disposition of a security under current law should generally be the same as those described immediately above, it is possible that a Non-U.S. Holder could be subject to withholding tax under certain recharacterizations of the securities.

Moreover, among the issues addressed in the IRS notice described in “—Tax Consequences to U.S. Holders” is the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax. It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the securities, possibly with retroactive effect. Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of the notice discussed above. Prospective investors should note that we currently do not intend to withhold on any of the payments made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above and to the discussion below regarding FATCA). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we (or any financial intermediary) may decide to withhold on payments made with respect to the securities to Non-U.S. Holders and we will not be required to pay any additional amounts with respect to amounts withheld.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an

February 2025  Page 28

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due March 25, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF
Principal at Risk Securities

individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. Compliance with the certification procedures described under “—General—Certification Requirement” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as interest or other FDAP income). While the treatment of the securities is unclear, you should assume that the yield on the Deposit will be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat the entire amount of the coupon payments as being subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds we receive from the sale of the securities will be used for general corporate purposes. We will receive, in aggregate, $1,000 per security issued. The costs of the securities borne by you and described beginning on page 4 above comprise the cost of issuing, structuring and hedging the securities.

On or prior to February 20, 2025, we hedged our anticipated exposure in connection with the securities by entering into hedging transactions with our subsidiaries and/or third-party dealers. We expect our hedging counterparties to have taken positions in the EFA Shares, in stocks constituting the NDX Index or the EAFE Index, and in futures and/or options contracts on the EFA Shares, the NDX Index, the EAFE Index or their component stocks listed on major securities markets. Such purchase activities could have increased the initial level of any of the underlyings, and, therefore, could have increased the level at or above which such underlying must close on the determination date so that you do not suffer a loss on your investment at maturity (depending also on the performance of the other underlying). In addition, through our subsidiaries, we are likely to modify our hedge position throughout the term of the securities, including on the determination date, by purchasing and selling the EFA Shares, the stocks constituting the NDX Index or EAFE Index, futures or options contracts on the EFA Shares, the NDX Index, the EAFE Index or their component stocks of the EAFE Index listed on major securities markets or by taking positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic

February 2025  Page 29

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due March 25, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF
Principal at Risk Securities

adjustments to the hedge as the determination date approaches. We cannot give any assurance that our hedging activities will not affect the levels of the underlyings, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $1,000 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities, for its own account. The agent must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the securities or the securities underlying the EAFE Index in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. The agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of securities. See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” above.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

February 2025  Page 30

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due March 25, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF
Principal at Risk Securities

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement and index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. When you read the accompanying prospectus supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the prospectus supplement and the index supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Prospectus Supplement dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this pricing supplement are defined in the prospectus supplement, in the index supplement or in the prospectus.

February 2025  Page 31